                                AMENDMENT NO.1 TO
                            BYLAWS OF SUNSOURCE INC.

Section 3.030 Special Meetings. Special meetings of the Stockholders of the corporation may be called at any time only by the Chairman or a majority of the Board of Directors.

                               AMENDMENT NO. 2 TO
                            BYLAWS OF SUNSOURCE INC.

         The Bylaws (the "Bylaws") of SunSource Inc., a Delaware corporation (the "Company"), are amended in accordance with Section 8.06 of the Bylaws as follows:

         1. Section 4.02 of the Bylaws is amended and restated in its entirety to read as follows:

            SECTION 4.02. Number, Classified Board and Term of Office.--The board of directors shall consist of such number of directors as may be determined from time to time by resolution of the board of directors. The directors shall be divided into three classes, Class I, Class II and Class III, with respect to their terms of office. All classes shall be as nearly equal in number as reasonably possible. Subject to such limitations, when the number of directors is changed, any newly-created directorship or any decrease in directorships shall be apportioned among the classes by action of the board of directors. The terms of office of the directors shall be as follows:

            (1) Class I shall expire at the annual meeting of stockholders to be held in 2000;

            (2) Class II shall expire at the annual meeting of stockholders to be held in 2001; and

            (3) Class III shall expire at the annual meeting of stockholders to be held in 2002;

         At each annual meeting of stockholders, commencing with the annual meeting to be held in 2000, the successors of the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year of their elections.

(This amendment and restatement of Section 4.02 was adopted in accordance with Section 141(d) of the Delaware General Corporation Law by the stockholders of the Company on April 27, 1999.)

         2. Section 4.05 of the Bylaws is amended and restated in its entirety to read as follows:

            SECTION 4.05. Removal.--Any director classified pursuant to Section 4.02, or all such directors, may be removed from office at any time, but only for cause.

         3. Section 8.06 of the Bylaws is amended and restated in its entirety to read as follows:

            SECTION 8.06. Amendment of Bylaws.--Subject to Section 4.12 hereof, these bylaws may be altered, amended or repealed or new bylaws may be adopted either (a) by vote of the stockholders at a duly organized annual or special meeting of stockholders (or by their written consent), or (b) by vote of a majority of the board of directors at any regular or special meeting of directors if such power is conferred upon the board of directors by the certificate of incorporation. Notwithstanding the foregoing, Section 4.02, Section 4.05 and this
         Section 8.06 may be altered, amended or repealed only (a) by the affirmative vote of the holders of at least 75% the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, or (b) by the affirmative vote of a majority of the members of the board of directors at any regular or special meeting of directors if such power is conferred upon the board of directors by the certificate of incorporation.

                               AMENDMENT NO. 3 TO
                            BYLAWS OF SUNSOURCE INC.

         The Bylaws (the "Bylaws") of SunSource Inc., a Delaware corporation (the "Company"), are amended in accordance with Section 8.06 of the Bylaws as follows pursuant to a resolution adopted by unanimous consent of the Company's Board of Directors on June _, 1999:

1. Section 3.03 of the Bylaws is amended and restated in its entirety to read as follows:

         SECTION 3.03. Special Meetings.--Special meetings of the stockholders of the corporation may be called at any time only by the chairman, the chief executive officer or a majority of the board of directors.

2. Section 3.05 of the Bylaws is amended and restated in its entirety to read as follows:

         SECTION 3.05. Organization.--At every meeting of the stockholders, the chairman, if there be one, or in the case of a vacancy in the office or absence of the chairman, one of the following persons present in the order stated: the vice chairman, if one has been appointed, the chief executive officer, the president, the vice presidents in their order of rank or seniority, a chairman designated by the board of directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman, shall act as secretary.

3. Section 4.06 of the Bylaws is amended and restated in its entirety to read as follows:

         SECTION 4.06. Organization.--At every meeting of the board of directors, the chairman, if there be one, or, in the case of a vacancy in the office or absence of the chairman, one of the following officers present in the order stated: the vice chairman, if there be one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

4. Article V of the Bylaws is amended and restated in its entirety to read as follows:

                                    Officers

         SECTION 5.01. Number, Qualifications and Designation.--The officers of the corporation shall be chosen by the board of directors and shall be a chairman, a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of section 5.03 of this Article. Any number of offices may be held by the same person. Officers may, but need not, be directors or stockholders of the corporation.

         SECTION 5.02. Election and Term of Office.--The officers of the corporation, except those elected by delegated authority pursuant to section
5.03 of this Article, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor is elected and qualified, or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

         SECTION 5.03. Subordinate Officers, Committees and Agents.--The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

         SECTION 5.04. The Chairman.--The chairman of the board shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties as may from time to time be assigned by the board of directors, including any duties that may be assigned pursuant to an employment agreement with the chairman that may be approved by the board of directors.

         SECTION 5.05. The Chief Executive Officer.-- The chief executive officer shall be responsible for the general management of the affairs of the corporation, shall be the most senior executive officer of the corporation and shall perform all duties incidental to such office which may be required by law and all such other duties incidental to such office. Except where by law the signature of the president is required, the chief executive officer shall possess the same power as the president to sign all contracts, certificates and other instruments of the corporation which may be authorized by the board of directors. During the absence or disability of the chairman of the board or of the president, the chief executive officer shall exercise all the powers and discharge all the duties of such officer. The chief executive officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned by the board of directors.

         SECTION 5.06. The President.--The president shall act in a general executive capacity and shall assist the chief executive officer in the administration and operation of the corporation's business and general supervision of its policies and affairs and shall perform such other duties as from time to time may be assigned by the board of directors or the chief executive officer. The president may sign, alone or with the secretary or any other authorized officer of the corporation, all contracts, certificates and other instruments of the corporation which may be authorized by the board of directors.

         SECTION 5.07. The Vice Presidents.--The vice presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors, the chief executive officer or by the president.

         SECTION 5.08. The Secretary.--The secretary, or an assistant secretary, shall attend all meetings of the stockholders and of the board of directors and shall record the proceedings of the stockholders and of the directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors, the chief executive officer or the president.

         SECTION 5.09. The Treasurer.--The treasurer, or an assistant treasurer, shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, shall render an account showing his or her transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors, the chief executive officer or the president.

         SECTION 5.10. Officers' Bonds.--No officer of the corporation need provide a bond to guarantee the faithful discharge of the officer's duties unless the board of directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of office.

         SECTION 5.11. Salaries.--The salaries of the officers and agents of the corporation elected by the board of directors shall be fixed from time to time by the board of directors.

                                   B Y L A W S

                                       OF

                                 SUNSOURCE INC.

                            (a Delaware Corporation)

                                   ...oo0oo...


                                    ARTICLE I

                             Offices and Fiscal Year

         SECTION 1.01. Registered Office.--The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by resolution of the board of directors, and a certificate certifying the change is filed in the manner provided by statute.

         SECTION 1.02. Other Offices.--The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

         SECTION 1.03. Fiscal Year.--The fiscal year of the corporation shall end on the 31st of December in each year.

                                   ARTICLE II

                           Notice - Waivers - Meetings

         SECTION 2.01. Notice, What Constitutes.--Whenever, under the provisions of the Delaware General Corporation Law ("GCL") or the certificate of incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission to the address (or to the telex, TWX, facsimile or telephone number) of the person appearing on the books of the corporation, or in the case of directors, supplied to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to be given when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched, or in the case of facsimile transmission, when received.

         SECTION 2.02. Notice of Meetings of Board of Directors.--Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or facsimile transmission) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

         SECTION 2.03. Notice of Meetings of Stockholders.--Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof. If the notice is sent by mail, it shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of the stockholder as it appears on the records of the corporation.

         SECTION 2.04. Waivers of Notice.

         (a) Written Waiver.--Whenever notice is required to be given under any provisions of the GCL or the certificate of incorporation or these bylaws, a written waiver, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

         (b) Waiver by Attendance.--Attendance of a person at a meeting, either in person or by proxy, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

         SECTION 2.05. Exception to Requirements of Notice.

         (a) General Rule.--Whenever notice is required to be given, under any provision of the GCL or the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

         (b) Stockholders Without Forwarding Addresses.--Whenever notice is required to be given, under any provision of the GCL or the certificate of incorporation or these bylaws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at the person's address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth the person's then current address, the requirement that notice be given to such person shall be reinstated.

         SECTION 2.06. Conference Telephone Meetings.--One or more directors may participate in a meeting of the board, or of a committee of the board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                   ARTICLE III

                            Meetings of Stockholders

         SECTION 3.01. Place of Meeting.--All meetings of the stockholders of the corporation shall be held at the registered office of the corporation, or at such other place within or without the State of Delaware as shall be designated by the board of directors in the notice of such meeting.

         SECTION 3.02. Annual Meeting.--The board of directors may fix and designate the date and time of the annual meeting of the stockholders, but if no such date and time is fixed and designated by the board, the meeting for any calendar year shall be held on the fourth Tuesday in April in such year, if not a legal holiday under the laws of Delaware, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10 o'clock A.M., and at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

         SECTION 3.03. Special Meetings.--Special meetings of the stockholders of the corporation may be called at any time by the chairman or a majority of the board of directors, or at the request, in writing, of stockholders entitled to cast 25% of the votes that all stockholders are entitled to cast at the particular meeting. At any time, upon the written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the secretary to fix the date of the meeting which shall be held at such date and time as the secretary may fix, not less than ten nor more than 60 days after the receipt of the request, and to give due notice thereof. If the secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

         SECTION 3.04. Quorum, Manner of Acting and Adjournment.

         (a) Quorum.--The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by the GCL, by the certificate of incorporation or by these bylaws. If a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         (b) Manner of Acting.--Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon shall be the act of the stockholders, unless the question is one upon which, by express provision of the applicable statute, the certificate of incorporation or these bylaws, a different vote is required in which case such express provision shall govern and control the decision of the question. The stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

         SECTION 3.05. Organization.--At every meeting of the stockholders, the chairman, if there be one, or in the case of a vacancy in the office or absence of the chairman, one of the following persons present in the order stated: the vice chairman, if one has been appointed, the president, the vice presidents in their order of rank or seniority, a chairman designated by the board of directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman, shall act as secretary.

         SECTION 3.06. Voting.

         (a) General Rule.--Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held by such stockholder.

         (b)  Voting and Other Action by Proxy.--

                  (i) A stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy. Such execution may be accomplished by the stockholder or the authorized officer, director, employee or agent of the stockholder signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission if such telegram, cablegram or other means of electronic transmission sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

                  (ii) No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                  (iii) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

         SECTION 3.07. Consent of Stockholders in Lieu of Meeting.--Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required in this section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         SECTION 3.08. Voting Lists.--The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 3.09. Inspectors of Election.

         (a) Appointment.--All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders the board of directors may appoint inspectors, who need not be stockholders, to act at the meeting. If inspectors are not so appointed, the chairman of the meeting may, and upon the demand of any stockholder or his proxy at the meeting and before voting begins shall, appoint inspectors. The number of inspectors shall be either one or three, as determined, in the case of judges appointed upon demand of a stockholder, by stockholders present entitled to cast a majority of the votes which all stockholders present are entitled to cast thereon. No person who is a candidate for office shall act as an inspector. In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting, or at the meeting by the chairman of the meeting.

         (b) Duties.--If inspectors are appointed, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, shall receive votes or ballots, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes, shall determine the result, and shall do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

         (c) Report.--On request of the chairman of the meeting or of any stockholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

         SECTION 3.10.  Notice of Stockholder Business and Nominations.

         (a)  Annual Meetings of Stockholders.

                  (i) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the corporation's notice of meeting, (B) by or at the direction of the board of directors or (C) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.

                  (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph
(a)(i) of this bylaw, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the l0th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class or series and number of shares of the corporation which are owned of record and beneficially by such stockholder and such beneficial owner.

                  (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this bylaw to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the l0th day following the day on which such public announcement is first made by the corporation.

         (b) Special Meetings of Stockholders.--Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to a proper notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to a proper notice of meeting (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the board of directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in a proper notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this bylaw shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors or other stockholders to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (c)  General.

                  (i) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the certificate of incorporation, or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

                  (ii) For purposes of this bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (iii) Notwithstanding the foregoing provisions of this bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights
(A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                                   ARTICLE IV

                               Board of Directors

         SECTION 4.01. Powers.--All powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

         SECTION 4.02. Number and Term of Office.--The board of directors shall consist of such number of directors as may be determined from time to time by resolution of the board of directors. Each director shall hold office until the expiration of the term for which he or she was selected and until a successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Directors need not be residents of Delaware or stockholders of the corporation.

         SECTION 4.03. Vacancies.--Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having a right to vote as a single class may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         SECTION 4.04. Resignations.--Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

         SECTION 4.05. Removal.--Any director or the entire board of directors may be removed, with or without cause, by the holders of shares entitled to cast a majority of the votes which all stockholders are entitled to cast at an election of directors.

         SECTION 4.06. Organization.--At every meeting of the board of directors, the chairman, if there be one, or, in the case of a vacancy in the office or absence of the chairman, one of the following officers present in the order stated: the vice chairman, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

         SECTION 4.07. Place of Meeting.--Meetings of the board of directors shall be held at such place within or without the State of Delaware as the board of directors may from time to time determine, or as may be designated in the notice of the meeting.

         SECTION 4.08. Regular Meetings.--Regular meetings of the board of directors shall be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors.

         SECTION 4.09. Special Meetings.--Special meetings of the board of directors shall be held whenever called by the chairman or by two or more of the directors.

         SECTION 4.10. Quorum, Manner of Acting and Adjournment.

         (a) General Rule.--At all meetings of the board a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by the GCL or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         (b) Unanimous Written Consent.--Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

         SECTION 4.11. Executive and Other Committees.

         (a) Establishment.--The board of directors may, by resolution adopted by a majority of the whole board, establish an Executive Committee and one or more other committees, each committee to consist of one or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and the alternate or alternates, if any, designated for such member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

         (b) Powers.--The Executive Committee, if established, and any such other committee to the extent provided in the resolution establishing such committee shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 151(a)
of the GCL, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the GCL, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation. The Executive Committee shall have the power or authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to
Section 253 of the GCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee so formed shall keep regular minutes of its meetings and report the same to the board of directors when required.

         (c) Committee Procedures.--The term "board of directors" or "board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to the Executive Committee or other committee of the board.

         SECTION 4.12. Approval of Independent Directors for Certain Actions.--(a) Prior to _____________ 2000, the approval of at least a majority of the corporation's Independent Directors (as defined below) shall be required to approve (i) any amendment to the certificate of incorporation or bylaws of the corporation or any stockholder rights plan of the corporation (including the redemption of the rights thereunder or waiver of any provision thereof) or any waiver of, or "opt-out" from, the benefit or effect of any provision thereof) or other provision applicable to the corporation (including section 203 of the GCL); or (ii) any agreement binding the corporation in respect of the sale, in a single transaction or a series of related transactions, of all or a Substantial Part of the corporation (as defined below), whether by liquidation, consolidation, dissolution, sale of capital stock or assets, tender or exchange offer, merger or other business combination.

         (b) The approval of at least a majority of the corporation's Independent Directors shall be required to approve and authorize (i) any transaction or series of related transactions between the corporation or any of its subsidiaries, on the one hand, and any Stockholder (as defined below) or any affiliate of a Stockholder, on the other hand, so long as any of such entities and its affiliates own, in the aggregate, at least 10% of the outstanding Common Stock, (ii) any amendment to, or waiver of, any provisions of the Stockholders Agreement, dated as of May __ , 1997, among the corporation and certain of its stockholders, or (iii) notwithstanding the terms of the preceding paragraph (a), any amendment to the certificate of incorporation or bylaws of the corporation which would amend, repeal, waive, contravene or otherwise alter this paragraph (b), including amendments of the defined terms used herein.

         For purposes of the foregoing:

         "Independent Director" means a director of the corporation who is not (apart from such directorship) (i) an officer, director, affiliate, employee, principal stockholder, consultant or partner of a Stockholder or any affiliate of a Stockholder or of any entity that was dependent upon a Stockholder or any affiliate of a Stockholder for more than 5% of its revenues or earnings in its most recent fiscal year, or (ii) an officer, employee, consultant or partner of the corporation or any affiliate of the corporation or an officer, employee, principal stockholder, consultant or partner of an entity that was dependent upon the corporation or any affiliate of the corporation for more than 5% of its revenues or earnings in its most recent fiscal year;

         "Stockholder" means SDI Partners I, L.P., Lehman Brothers Capital Partners I, L.P., Lehman LTD I, Inc., LB1 Group, Inc., Lehman/SDI, Inc., Lehman Brothers Inc., and their respective affiliates or successors; and

         "Substantial Part of the corporation" means, as of any date, thirty percent (30%) or more of (i) the outstanding capital stock of the corporation (measured by economic interest or voting power), or (ii) the book value of the consolidated tangible assets of the corporation and its subsidiaries, taken as a whole (without regard to any liabilities of the corporation or any of its subsidiaries), as of the end of its most recent fiscal quarter ending prior to the time the determination is made.

         SECTION 4.13. Compensation of Directors.--Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors.

                                    ARTICLE V

                                    Officers

         SECTION 5.01. Number, Qualifications and Designation.--The officers of the corporation shall be chosen by the board of directors and shall be a chairman, a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of section 5.03 of this Article. Any number of offices may be held by the same person. Officers may, but need not, be directors or stockholders of the corporation.

         SECTION 5.02. Election and Term of Office.--The officers of the corporation, except those elected by delegated authority pursuant to section
5.03 of this Article, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor is elected and qualified, or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

         SECTION 5.03. Subordinate Officers, Committees and Agents.--The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

         SECTION 5.04. The Chairman.--The chairman shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties as may from time to time be assigned by the board of directors.

         SECTION 5.05. The President.--The president shall be the chief operating officer of the corporation and shall perform such other duties as from time to time may be assigned by the board of directors and the chairman.

         SECTION 5.06. The Vice Presidents.--The vice presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or by the president.

         SECTION 5.07. The Secretary.--The secretary, or an assistant secretary, shall attend all meetings of the stockholders and of the board of directors and shall record the proceedings of the stockholders and of the directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

         SECTION 5.08. The Treasurer.--The treasurer, or an assistant treasurer, shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, shall render an account showing his or her transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

         SECTION 5.09. Officers' Bonds.--No officer of the corporation need provide a bond to guarantee the faithful discharge of the officer's duties unless the board of directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of office.

         SECTION 5.10. Salaries.--The salaries of the officers and agents of the corporation elected by the board of directors shall be fixed from time to time by the board of directors.

                                   ARTICLE VI

                      Certificates of Stock, Transfer, Etc.

         SECTION 6.01. Form and Issuance.

         (a) Issuance.--The shares of the corporation shall be represented by certificates unless the board of directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, representing the number of shares registered in certificate form.

         (b) Form and Records.--Stock certificates of the corporation shall be in such form as approved by the board of directors. The stock record books and the blank stock certificate books shall be kept by the secretary or by any agency designated by the board of directors for that purpose. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued.

         (c) Signatures.--Any of or all the signatures upon the stock certificates of the corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue.

         SECTION 6.02. Transfer.--Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities.

         SECTION 6.03. Lost, Stolen, Destroyed or Mutilated Certificates.--The board of directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to give the corporation a bond sufficient to indemnify against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

         SECTION 6.04. Record Holder of Shares.--The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         SECTION 6.05. Determination of Stockholders of Record.

         (a) Meetings of Stockholders.--In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting.

         If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting.

         (b) Consent of Stockholders.--In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the GCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the GCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

         (c) Dividends.--In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                                   ARTICLE VII

                   Indemnification of Directors, Officers and
                        Other Authorized Representatives

         SECTION 7.01. Indemnification of Authorized Representatives in Third Party Proceedings.--The corporation shall indemnify, to the fullest extent permitted by law, any person who was or is an authorized representative of the corporation, and who was or is a party, or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

         SECTION 7.02. Indemnification of Authorized Representatives in Corporate Proceedings.--The corporation shall indemnify, to the fullest extent permitted by law, any person who was or is an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 7.03. Mandatory Indemnification of Authorized
Representatives.--To the extent that an authorized representative or other employee or agent of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified, to the fullest extent permitted by law, against expenses actually and reasonably incurred by such person in connection therewith.

         SECTION 7.04. Determination of Entitlement to Indemnification.--Any indemnification under section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative or other employee or agent is proper in the circumstances because such person has either met the applicable standard of conduct set forth in section 7.01 or
7.02 or has been successful on the merits or otherwise as set forth in section
7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

         (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such third party or corporate proceeding; or

         (b) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (c)  by the stockholders.

         SECTION 7.05. Advancing Expenses.--Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that the authorized representative is not entitled to be indemnified by the corporation as authorized in this Article. The financial ability of any authorized representative to make a repayment contemplated by this section shall not be a prerequisite to the making of an advance. Expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         SECTION 7.06. Definitions.--For purposes of this Article:

         (a) "authorized representative" shall mean any and all directors and officers of the corporation and any person designated as an authorized representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise);

         (b) "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

         (c) "corporate proceeding" shall mean any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or investigative proceeding by the corporation;

         (d) "criminal third party proceeding" shall include any action or investigation which could or does lead to a criminal third party proceeding;

         (e)  "expenses" shall include attorneys' fees and disbursements;

         (f) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

         (g) "not opposed to the best interests of the corporation" shall include actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

         (h)  "other enterprises" shall include employee benefit plans;

         (i) "party" shall include the giving of testimony or similar involvement;

         (j) "serving at the request of the corporation" shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

         (k) "third party proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation.

         SECTION 7.07. Insurance.--The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

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         SECTION 7.08. Scope of Article.--The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7.09. Reliance on Provisions.--Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

                                  ARTICLE VIII

                               General Provisions

         SECTION 8.01. Dividends.--Subject to the restrictions contained in the GCL and any restrictions contained in the certificate of incorporation, the board of directors may declare and pay dividends upon the shares of capital stock of the corporation.

         SECTION 8.02. Contracts.--Except as otherwise provided in these bylaws, the board of directors may authorize any officer or officers, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

         SECTION 8.03. Corporate Seal.--The corporation shall have a corporate seal, which shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         SECTION 8.04. Deposits.--All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

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         SECTION 8.05. Corporate Records.

         (a) Examination by Stockholders.--Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account, and records of the proceedings of the stockholders and directors of the corporation, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (i) that the stockholder has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents; and (ii) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

         (b) Examination by Directors.--Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the person's position as a director.

         SECTION 8.06. Amendment of Bylaws.--Subject to Section 4.12 hereof, these bylaws may be altered, amended or repealed or new bylaws may be adopted either (a) by vote of the stockholders at a duly organized annual or special meeting of stockholders (or by their written consent), or (b) by vote of a majority of the board of directors at any regular or special meeting of directors if such power is conferred upon the board of directors by the certificate of incorporation.

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